THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE OF THE WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "US. SECURITIES ACT"). THIS WARRANT CANNOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE CONVEYED, IN WHOLE OR IN PART, BY THE WARRANTHOLDER, EXCEPT WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. THE HOLDER HEREOF, BY PURCHASING THE WARRANT, AGREES FOR THE BENEFIT OF THE COMPANY THAT THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY
(A) TO THE COMPANY (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATIONS UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO ANY SUCH SALE OR TRANSFER SET FORTH IN (A)-(D) ABOVE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH SALE OR TRANSFER MAY BE LAWFULLY MADE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS.

                              WARRANTS TO PURCHASE
                         COMMON SHARES OF GOLD RUN INC.

WARRANT CERTIFICATE NUMBER: _________          NUMBER OF WARRANTS: _____________
                                                                      [NUMBER]

      THIS IS TO CERTIFY THAT for value received by Gold Run Inc. (the "Company") on _____, 2008 ________ [name & address] (the "Warrantholder") has the right to purchase in respect of each whole warrant (the "Warrants") represented by this certificate or by a replacement certificate (in either case this "Warrant Certificate"), at any time up to 5:00 p.m., New York time, on __________ [one year after termination of Offering] (the "Expiry Time"), one fully paid and non-assessable common share (the "Shares" and which term shall include any shares or other securities to be issued in addition thereto or in substitution or replacement therefor as provided herein) of the Company (the "Company"), a company incorporated under the laws of Delaware, as constituted on the date hereof at a purchase price (the "Exercise Price") of $0.75 per Share, subject to adjustment as provided herein.

      The Company agrees that the Shares purchased pursuant to the exercise of the Warrants shall be and be deemed to be issued to the Warrantholder as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such Shares as aforesaid.

      Nothing contained herein shall confer any right upon the Warrantholder to subscribe for or purchase any Shares at any time after the Expiry Time and from and after the Expiry Time the Warrants and all rights under this Warrant Certificate shall be void and of no value.

      The above provisions are subject to the following:

1. EXERCISE: In the event that the Warrantholder desires to exercise the right to purchase Shares conferred hereby, the Warrantholder shall (a) complete in the manner indicated and execute a subscription form attached as Schedule "A" to this Warrant Certificate, (b) surrender this Warrant Certificate to the Company at 330 Bay Street, Suite 820, Toronto, Ontario M5H 2S8 Canada, and (c) pay the amount payable on the exercise of such Warrants in respect of the Shares subscribed for either in cash or by bank draft or certified check payable to the Company. Upon such surrender and payment as aforesaid, the Warrantholder shall be deemed for all purposes to be the holder of record of the number of Shares to be so issued and the Warrantholder shall be entitled to delivery of a certificate or certificates representing such Shares and the Company shall cause such certificate or certificates to be delivered to the Warrantholder at the address specified in the subscription form within three (3) business days of such surrender and payment as aforesaid. No fractional Shares shall be issuable upon any exercise of the Warrants and the Warrantholder shall not be entitled to any cash payment or compensation in lieu of a fractional Share.

2. PARTIAL EXERCISE: The Warrantholder may, at any time without notice and from time to time subscribe for and purchase any lesser number of Shares than the number of Shares expressed in this Warrant Certificate. In the event that the Warrantholder subscribes for and purchases any such lesser number of Shares prior to the Expiry Time, the Warrantholder shall be entitled to receive a replacement certificate representing the unexercised balance of the Warrants.

3. NOT A SHAREHOLDER: The holding of the Warrants shall not constitute the Warrantholder a shareholder of the Company or entitle the Warrantholder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

4. NON-TRANSFERABLE: This Warrant cannot be sold, assigned, transferred, pledged, hypothecated, or otherwise conveyed, in whole or in part, by the Warrantholder, except with the prior written consent of the Company.

5. COVENANTS AND REPRESENTATIONS: The Company hereby represents and warrants that it is authorized to create and issue the Warrants and covenants and agrees that it shall cause the Shares from time to time subscribed for and purchased in the manner provided in this Warrant Certificate and the certificate representing such Shares to be issued and that, at all times prior to the Expiry Time, it shall reserve and there shall remain unissued a sufficient number of Shares to satisfy the right of purchase provided for in this Warrant Certificate. The Company hereby further covenants and agrees that it shall at its expense expeditiously use its best efforts to obtain the listing of such Shares (subject to issue or notice of issue) on each stock exchange or over-the-counter market on which the Shares may be listed from time to time. All Shares which are issued upon the exercise of the right of purchase provided in this Warrant Certificate, upon payment therefor of the amount at which such Shares may be purchased pursuant to the provisions of this Warrant Certificate, shall be and be deemed to be fully paid and non-assessable common shares and free from all taxes, liens and charges with respect to the issue thereof. The Company hereby represents and warrants that this Warrant Certificate is a valid and enforceable obligation of the Company, enforceable in accordance with the provisions of this Warrant Certificate.

6. ANTI-DILUTION PROTECTION: If this Warrant shall be exercised subsequent to any stock dividend, split-up, recapitalization, reclassification, merger, consolidation, combination or exchange of Shares, reorganization or liquidation of the Company occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Shares of the Company (or shall be issuable in respect to securities convertible into Shares) or upon exercise of rights (other than this Warrant) to purchase Shares or Shares shall be changed into the same or a different number of shares of the same or another class or classes, the Warrantholder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Warrantholder would have received thereafter if this Warrant had been exercised immediately prior to the first such stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, reorganization or liquidation of the Company.

7. FURTHER ASSURANCES: The Company hereby covenants and agrees that it shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Warrantholder shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Warrant Certificate.

8. TIME OF ESSENCE: Time shall be of the essence of this Warrant.

9. GOVERNING LAWS: This Warrant shall be construed in accordance with the laws of the State of Delaware.

10. NOTICES: All notices or other communications to be given under this Warrant shall be delivered by hand or by telecopier and, if delivered by hand, shall be deemed to have been given on the delivery date and, if sent by telecopier, on the date of transmission if sent before 5:00 p.m. on a business day or, if such day is not a business day, on the first business day following the date of transmission.

                  Notices to the Company shall be addressed to:

                                  Gold Run Inc.
                                 330 Bay Street
                                    Suite 820
                            Toronto, Ontario M5H 2S8
                                     Canada
               Attention: John Pritchard, Chief Executive Officer
                           Telecopier: (416) 363-0151

Notices to the Warrantholder shall be addressed to the address of the Warrantholder set out on the face page of this Warrant Certificate.

The Company and the Warrantholder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant Certificate.

11. LEGENDS ON COMMON SHARES: Any certificate representing Shares issued upon the exercise of the Warrant shall bear the following legends:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO ANY SUCH SALE OR TRANSFER SET FORTH IN (A)-(D) ABOVE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH SALE OR TRANSFER MAY BE LAWFULLY MADE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS.

12. LOST CERTIFICATE: If this Warrant Certificate or any replacement hereof becomes stolen, lost, mutilated or destroyed, the Company shall, on such terms as it may in its discretion impose, acting reasonably, issue and deliver a new certificate, in form identical hereto but with appropriate changes, representing any unexercised portion of the subscription rights represented hereby to replace the certificate so stolen, lost, mutilated or destroyed.

      IN WITNESS WHEREOF the Company has caused this certificate to be signed by an authorized officer as of the ___ day of _____ 2008.

                                                      GOLD RUN INC.

                                                      By:__________________
                                                         John Pritchard
                                                         Chief Executive Officer

                                                                    SCHEDULE "A"

                                TO: GOLD RUN INC.
                                SUBSCRIPTION FORM

      The undersigned hereby subscribes for _____________ common shares ("Shares") of Gold Run Inc. (the Company") (or such other number of common shares or other securities to which such subscription entitles the undersigned in lieu thereof or in addition thereto pursuant to the provisions of the warrant certificate (the "WARRANT CERTIFICATE") dated as of the ____ day of ______ 2008 issued by the Company) at the purchase price of $0.75 per Share if subscribed for at time prior to 5:00 p.m. (New York time) on [date one year after termination of Offering] (or at such other purchase price as may be in effect under the provisions of the Warrant Certificate) and on and subject to the other terms and conditions specified in the Warrant Certificate and hereunder and encloses herewith a check, bank draft or money order or has transmitted good same day funds by wire or other lawful money of the United States payable to or to the order of the Company in payment of the subscription price.

      In the event the Shares underlying exercise of the Warrants have not be registered under the Securities Act, the Warrantholder represents that it is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act, as set forth at Appendix I hereto, and has checked the applicable category of "accredited investor" on Appendix I.

      The undersigned hereby directs that the Shares subscribed for be registered and delivered as follows:

Name in Full: ____________________________________
Address: _________________________________________
Number of Common Shares: _________________________

DATED this     day of _____, 200 __.
By: _______________________________

                                   APPENDIX I

The Undersigned hereby certifies that it is an Accredited Investor as that term is defined in Rule 501(a) of Regulation D, promulgated pursuant to the Securities Act of 1933, as amended. THE SPECIFIC CATEGORY OF ACCREDITED INVESTOR APPLICABLE TO THE UNDERSIGNED IS CHECKED BELOW. ALL REFERENCES TO DOLLAR AMOUNTS IN THIS APPENDIX I ARE IN U.S. CURRENCY.

_____ a) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in
            Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Securities Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Securities Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_____ b) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_____ c) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

_____ d) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

_____ e) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

_____ f) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_____ g) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in
            Section 230.506(b)(2)(ii); and

_____ h) Any entity in which all of the equity owners are accredited investors.

                                                   __________________________
                                                   Name of Investor

                                                   By:  _____________________
                                                   Name:
                                                   Title:

                                                   Date: ____________________